                            NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT (the "Agreement"), dated as of May 20, 2005, is entered into between ARMOR HOLDINGS, INC., a Delaware corporation (the
"Company") and SCOTT T. O'BRIEN (the "Employee").

                              W I T N E S S E T H :

     WHEREAS, the Company and the Employee desire to execute this Agreement based on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Company and the Employee hereby agree as follows:

     1. NON-COMPETITION. For purposes of this Section 8, all references to the
Company shall be deemed to include all of the Company's affiliates and subsidiaries. The Employee will not utilize his special knowledge of the business of the Company and his relationships with customers, suppliers of the
Company and others to compete with the Company. During his employment by the
Company and for a period of one (1) year after the expiration of this Agreement or earlier termination of this Agreement pursuant to its terms (the "Restricted
Period"), the Employee shall not engage, directly or indirectly, or have an interest, directly or indirectly, anywhere in the United States of America or any other geographic area where the Company does business or in which its products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except with respect to his employment by the Company), or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with or substantially similar to that engaged in by the
Company or any vendor, supplier or distributor of the Company during the term of
Employee's employment by the Company, or any line of business or acquisition that the Company either (i) contemplates entering into, whether or not actually entered into, or (ii) has obtained due diligence or other information on during
Employee's employment with the Company (it being understood hereby, that the ownership by the Employee of 5% or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 8).
During the Restricted Period and for one year thereafter, the Employee shall not, nor shall he permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other person,
(i) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the

preceding two (2) years a customer of the Company or any successor to the business of the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, or (ii) directly or indirectly recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate his or her employment or other relationship with the Company or such successor, or hire any person who has left the employ of the Company or any such successor during the preceding two (2) years. Employee further agrees that if any such customer contacts Employee during the Restricted Period in respect of doing business with Employee, Employee will advise such customer of the restrictions on his ability to do business with such customer contained herein.
The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company. Any breach or violation by the Employee of the provisions of this Section 8 shall toll the running of any time periods set forth in this Section 8 for the duration of any such breach or violation.

     2. REMEDIES. The restrictions set forth in Section 1 are considered by the parties to be fair and reasonable. The Employee acknowledges that the restrictions contained in Section 1 will not prevent him from earning a livelihood. The Employee further acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Section 1. Accordingly, the
Employee agrees that, in addition to any other remedies available to the
Company, the Company (i) shall be entitled to specific performance, injunction, and other equitable relief to secure the enforcement of such provisions, (ii)
shall not be required to post bond in connection with seeking any such equitable remedies, and (iii) shall be entitled to receive reimbursement from the Employee for all attorneys' fees and expenses incurred by the Company in enforcing such provisions. If any provisions of Section 1 or 2 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Section 1 or 2 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended
(with respect only to the jurisdiction in which adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

     3. MISCELLANEOUS.

         (a) Entire Agreement. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

         (b) Modification. This Agreement may not be modified or terminated orally, and no modification or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

         (c) Waiver. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

         (d) Successors and Assigns. Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the written consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall continue to be binding on the parties hereto and inure to the benefit of the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the
Company; and provided, further, that the Company shall have the right to assign this Agreement to any affiliate or subsidiary of the Company. Subject to the foregoing, this Agreement shall inure to the benefit of the Company and any successor thereto, and be binding upon, the parties hereto and their legal representatives, heirs, successors and permitted assigns.

         (e) Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United
States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

              TO THE COMPANY:  Armor Holdings, Inc.
                               13386 International Parkway
                               Jacksonville, Florida 32218
                               Attention: President

              WITH A COPY TO:  Kane Kessler, P.C.
                               1350 Avenue of the Americas, 26th Floor
                               New York, New York  10019
                               Attention:  Robert L. Lawrence, Esq.

              TO THE EMPLOYEE: Scott T. O'Brien
                               15927 Berkley Drive
                               Chino Hills, California  91709

         (f) Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

         (g) Jurisdiction; Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts located in New York County, New York. Any breach of any provisions of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York, and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts located in New
York County, New York for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement and waive any objections on the grounds of forum non conveniens or otherwise.
The parties hereto agree to service of process by certified or registered United
States mail, postage prepaid, addressed to the party in question.

         (h) Governing Law. This Agreement is made and executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

         (i) No Third-Party Beneficiaries. Each of the provisions of this
Agreement is for the sole and exclusive benefit of the parties hereto and shall not be deemed for the benefit of any other person or entity.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Agreement as of the date set forth above.

                                   ARMOR HOLDINGS, INC.

                                   By: /s/ Robert R. Schiller
                                      -------------------------------------
                                      Robert R. Schiller
                                      President and Chief Operating Officer

                                   /s/ Scott T. O'Brien
                                   ----------------------------------------
                                   Scott T. O'Brien